UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events

On September 2, 2021, Community Bank System, Inc. (the “Company”) announced that it has appointed Maureen Gillan-Myer as its Executive Vice President and Chief Human Resources Officer (“CHRO”). Ms. Gillan-Myer has over 29 years of leadership and oversight experience with respect to all aspects of human capital management and is currently serving as HSBC USA’s CHRO. Her appointment is effective October 1, 2021 and she will serve on the Company’s executive management team.

Ms. Gillan-Myer joined HSBC USA in 2003 and has served in various leadership roles with increasing responsibility over her career with HSBC, including her current position of CHRO in which she leads a team of over 150 HR professionals and supports over 10,000 associates. Prior to HSBC USA, she held HR positions at two other financial services companies, Household Finance Corporation and Beneficial Corporation. She brings extensive experience in the financial services industry and a deep knowledge of leading HR strategies and implementing programs that produce an efficient and dynamic workforce.

A copy of the Company's Press Release, dated September 2, 2021, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated September 2, 2021, issued by Community Bank System, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: September 3, 2021

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 2, 2021, issued by Community Bank System, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)